UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): February 18, 2004

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-110630	94-3360099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1597 North Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 305-1352

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Hartville Group, Inc., dated February 18, 2004

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On February 18, 2004, the Company announced record financial results for the fourth quarter ended December 31, 2003. Fourth quarter earnings in dollar terms were $417,475, compared to earnings of $128,997 reported for the third quarter. The average weighted shares outstanding grew from 3,047,146 for the third quarter of 2003 to 10,346,187 for the fourth quarter of 2003. For the year 2003, the Company reported earnings of $860,418, or $0.18 per share, compared to earnings of $36,019, or $0.02 per share for the year 2002. The average weighted shares outstanding for the 2003 grew to 4,886,616 from 3,026,000.

The Company’s press release with respect to the financial results for the fourth quarter ended December 31, 2003 is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2004	Hartville Group, Inc. (Registrant)

/s/ W. Russell Smith III

W. Russell Smith III, President

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hartville Group, Inc., dated February 18, 2004